Exhibit 99.1

Penson Worldwide, Inc. 1700 Pacific Avenue, Suite 1400 Dallas, Texas 75201 www.penson.com
PRESS RELEASE
Penson Worldwide, Inc. Nominates Futures Industry Leader Bernard W. Dan to Board of Directors
DALLAS, TX, March 10, 2008– Penson Worldwide, Inc. (NASDAQ: PNSN), a leading provider of execution, clearing, settlement and custody and technology products and services to the global financial services industry, today announced that Bernard W. Dan has been nominated to serve on the Company’s Board of Directors and audit committee, subject to his election at the next annual shareholders meeting on April 29, 2008.
Mr. Dan, the former President and CEO of the Chicago Board of Trade (CBOT), would replace Ronald G. Steinhart, a Director since January 2006, who has decided not to stand for re-election due to his desire to devote more time to other commitments.
Mr. Dan is currently Special Advisor for the Chicago Mercantile Exchange Holdings Inc. (CME), a position he has held since July 2007. Prior to the merger between CME and the CBOT, Mr. Dan served as the President and CEO of the CBOT, positions he held since 2002. Mr. Dan also served as a member of the board of directors of OneChicago from 2002 to 2007 and as a member of the board of directors of the National Futures Association from 2003 to 2007.
“We appreciate Ron Steinhart’s valuable service to Penson,” said Philip A. Pendergraft, CEO of Penson. “At the same time, we are excited about Bernie Dan joining Penson’s Board as we continue to grow our Company.”
About Penson Worldwide: www.penson.com
The Penson Worldwide group of companies provides execution, clearing, custody, settlement and technology infrastructure products and services to financial services firms and others servicing the global financial services industry. The Penson Worldwide group of companies includes Penson Financial Services, Inc., Penson Financial Services Canada Inc., Penson Financial Services Ltd., Nexa Technologies, Inc., Penson GHCO, First Capitol Group, LLC and Penson Asia Limited, among other companies. Headquartered in Dallas, Texas, Penson has served the clearing needs of the global financial services industry since 1995. Penson is the Flexible Choice in Global Financial Services.
Penson Financial Services, Inc. is a member of the American Stock Exchange, Chicago Stock Exchange, FINRA, the Chicago Board Options Exchange, OneChicago, the International Securities Exchange, the NYSE Arca Exchange, the Options Clearing Corp, the MSRB, NSCC, ICMA, DTC, Euroclear, SIPC and is a participant of the Boston Options Exchange (BOX). Penson Financial

Bernie Dan Nominated as Director
Services Canada Inc. is a participating organization with the Toronto Stock Exchange, the Montreal Exchange, the CNQ Exchange and the TSX Venture Exchange, is regulated by the Investment Dealers Association of Canada, is a member of the CIPF, CDCC and CDS and subscribes to various Canadian ATS’s. Penson Financial Services, Ltd. is a member of the London Stock Exchange and is authorized and regulated by the Financial Services Authority. Penson GHCO is a registered Futures Commission Merchant and clearing member at the Chicago Mercantile Exchange, Chicago Board of Trade, London International Financial Futures Exchange, and ICE Futures. First Capitol Group, LLC is a registered Futures Commission Merchant and a member of the National Futures Association.
Forward-Looking Statements
Statements contained in this news release that are not based on current or historical fact are forward-looking in nature. Such forward-looking statements are based on current plans, estimates and expectations. Forward-looking statements are based on known and unknown risks, assumptions, uncertainties and other factors. Penson’s actual results, performance, or achievements may differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. Penson undertakes no obligation to publicly update or revise any forward-looking statement.
Contacts
Penson Public Relations: Intermarket Communications, Andy Yemma, 212-754-5450, andy@intermarket.com, or Erica Fidel, 212-754-5448, Erica@intermarket.com
Penson Investor Relations: Anreder & Company, Gary Fishman, 212-532-3232, gary.fishman@anreder.com, or Steven Anreder, 212-532-3232, steven.anreder@anreder.com